Exhibit 5.1

                             VOTING TRUST AGREEMENT


      This Voting Trust Agreement (the "Agreement"), by and between ___________, a ____________________ corporation (the "Stockholder"), and Y. Joseph Mo and his successors in trust (the "Trustee"),

                              W I T N E S S E T H:

      WHEREAS, the parties hereto believe it in the best interests of NexMed, Inc., a Nevada corporation (the "Company"), and its stockholders, in order to assure continuity and stability of policy and management of the Company, for the Stockholder to deposit its stockholdings of ______________ shares of common stock of the Company, $.001 par value (the "Shares") with the Trustee in accordance with provisions hereinafter provided:

            NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

      1. Transfer of Stock to Trustee. The Stockholder shall, simultaneously with the execution of this Agreement, assign and deliver its stock certificates to the Trustee, and the Shares represented by the stock certificates so delivered shall be transferred on the books of the Company to the Trustee, as voting Trustee. The Trustee is hereby fully authorized and empowered to cause such transfer to be made and also to cause any further transfers of the Shares to be made which become necessary through any change of the person holding the office of Trustee, as hereinafter provided.

      2. Voting Trust Certificates. The Trustee shall issue and deliver to the Stockholder a voting trust certificate for the Shares transferred by the Stockholder to the Trustee, in substantially the form attached to this Agreement as Exhibit A.

      3. Voting By Trustee. The Trustee shall have the exclusive right to vote all Shares held pursuant to this Agreement, in person or by proxy, at all meetings of the stockholders of the Company and in all proceedings where the vote or written consent of stockholders may be required or authorized by law. The Trustee in its sole discretion shall determine the manner in which such Shares shall be voted. The Trustee may vote in favor of the election of the Trustee as a director or officer of the Company and may act as such.

      4. Trust Provisions.

            (a) The trustee shall hold the Shares transferred to the Trustee in trust hereunder for the benefit of the Stockholder under the terms and conditions set forth herein.

            (b) Notwithstanding any provision hereof, the Stockholder shall have the right to sell, assign, transfer or pledge any or all of the Shares to third parties and the Trustee shall use reasonable efforts to cause any Shares so sold, assigned, transferred or hypothecated to be transferred promptly to the purchaser, assignee, transferee or pledgee thereof against delivery of the voting trust certificates representing the Shares; provided (i) in the case of a pledge, that the pledgee shall not have any right to vote the Shares, (ii) in the case of Shares sold, assigned, transferred or hypothecated to an affiliate of the Stockholder or via a private placement transaction, the Shares shall remain in trust hereunder subject to the terms of this Agreement; and (iii) in the event that the Shares are sold, assigned, transferred or hypothecated to an unaffiliated third party in a "brokered transaction", as defined in the Securities Act of 1933, as amended, if such third party is not subject to the reporting requirements under Section 13(d) of the Exchange Act of 1934, as amended, the Shares shall be sold, assigned, transferred or hypothecated to such third parties and released from the trust upon such sale or transfer, otherwise the Shares shall remain in trust hereunder subject to the terms of this Agreement. A third party shall be deemed "affiliated" for purposes of this
Section 4(b) if such third party is controlled by, controls or under common control with the Stockholder or a member of the immediate family of the Stockholder, is retained by the Stockholder or a member of the immediate family of the Stockholder as a consultant generally operating at the direction of such person, is employed, directly or indirectly, by such person, or has made substantial business investments of any nature in any entity with the Stockholder or a member of the immediate family of the Stockholder.

      5. Successor Trustee. In the event of the resignation of the Trustee, the Trustee shall have the power to appoint his successor, prior to his resignation, by a written instrument signed by him and delivered to the successor Trustee. In the event of failure to so appoint, or in the event of the death or incapacity to act of the Trustee, the President of the Company shall appoint a successor Trustee.

      6. Dividends. The holders of voting trust certificates issued by the Trustee shall be entitled to receive payment of all dividends and the Trustee shall cause all such dividends to be distributed by the Company to such holders, provided, however, that a pro rata distribution of additional voting securities of the Company by way of stock dividend or partial liquidation, if any, declared by the Company with respect to the Shares transferred to the Trustee pursuant to this Agreement shall be issued in the name of the Trustee as additional deposits hereunder and the Trustee shall issue additional voting trust certificates therefor.

      7. Term. This Agreement shall terminate five (5) years from the date hereof unless earlier terminated by the Trustee. Upon termination, the Trustee shall, upon surrender of the voting trust certificates, cause to be delivered to the holders thereof, shares of capital stock of the Company equivalent in amount to the shares represented by the voting trust certificates surrendered.

      8. Responsibility of Trustee. The Trustee agrees to use its best judgment in voting the stock held by the Trustee in the manner considered by the Trustee to be in the best interests of the Company and all of its stockholders. The Trustee shall not be held liable for any act taken in good-faith attempt to effectuate such purpose.

      9. Additional Parties. The Trustee is authorized to permit such other stockholders to become parties to this Agreement as the Trustee sees fit.

      10. Parties Bound. This Agreement shall bind the parties hereto and their respective heirs, legal representatives, successors and assigns.

      11. Filing of the Agreement. Upon execution of this Agreement by the Stockholder and the Trustee, the Trustee shall cause a copy of this Agreement to be filed in the registered office of the Company in the State of Nevada.

      12. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

      13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one in the same instrument.

       [Signature page follows, remainder of page is intentionally blank]

      IN WITNESS WHEREOF, the undersigned Trustee, as evidence of the acceptance of the trust hereby created, have signed and sealed this Agreement, and the undersigned Stockholder has signed and sealed this Agreement, and set opposite the signature of its authorized representative, the number of shares held or owned by the Stockholder.

      DATED as of the ________ day of ______________________, 199__.


                                    STOCKHOLDER:

                                    _____________________________


Number of shares owned by
the Stockholder _________           By:__________________________
                                       Name:
                                       Title:


                                    TRUSTEE:


                                    _____________________________(SEAL)
                                    Name:  Y. Joseph Mo
                                    Title: Trustee

                                                                       EXHIBIT A

                                  NEXMED, INC.

                            VOTING TRUST CERTIFICATE

CERTIFICATE NO.________
___________SHARES

      This is to certify that __________________________ is the owner of ______
shares of capital stock of NexMed, Inc. (the "Company"), held by the undersigned as Trustee subject and pursuant to the terms, conditions and stipulations of a Voting Trust Agreement, dated _____________, 1996 (the "Agreement"), a copy of which Agreement is on file in the registered office of the Company in California, references being had thereto as to all the terms, conditions, and requirements of said Agreement.

      This certificates is transferable only on the books of the Trustee by the holder thereof in person or by attorney upon the surrender of this certificates properly endorsed.

      Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

      IN WITNESS WHEREOF, the Trustee have cause this certificate to be signed this ____ day of ___________ 199__.


                                          ________________________(SEAL)
                                          Name:
                                          Title: Trustee